EXHIBIT 99.1

For Immediate Release

TPT GLOBAL TECH AND BOSS PRODUCTIONS ANNOUCE PRE LAUNCH STRATEGIC PARTNERSHIP TO BOOST “VuMe Super App” WITH WORLD-CLASS ENTERTAINMENT

San Diego, California (February 12, 2024) - TPT Global Tech, Inc. (OTCPink: TPTW) www.tptglobaltech.com), a prominent technology company headquartered in San Diego, CA, is excited to announce the company has entered in a Mobile TV Broadcast  Content Collaboration Partnership with Houston’s based Boss Productions , an acclaimed leader in the entertainment production industry. This groundbreaking “VuMe Super App” Prelaunch collaboration with TPT Global Tech will enhance the company, a move that promises to transform the way entertainment content is delivered globally.

Introducing the Vume Super App

The “Vume Super App”, developed by TPT Global Tech, is a comprehensive digital platform designed to provide a seamless and immersive entertainment experience. It features live global mobile TV broadcasting, social media content generation, and interactive user engagement capabilities. This multifaceted app offers an array of functionalities including real-time streaming, on-demand content, interactive social media features, and a user-friendly interface, making it an all-encompassing solution for modern entertainment needs.

Enhancing Boss Productions' Events Worldwide

Boss Productions has been at the forefront of producing unique and engaging events. Their repertoire includes Yacht racing from Massachusetts to the Caribbean, Celebrity Pro-am golf tournaments, Live professional boxing, "The Show," a dynamic entertainment event known for its innovation; "Black Vegas," a fusion of music, culture, and entertainment; the Caribbean Celebrity All-Star Jam Basketball Weekend, a blend of sports and entertainment; the "Films on I.C.E." Film Festival, showcasing independent and creative cinematic works; the HBCU Caribbean Classic Men’s Black College Basketball Tournament; and the "Riviera Maya" International Film Festival. These events have not only entertained but also enriched the cultural landscape.

This partnership with TPT Global Tech and the “VuMe Super App” marks a significant milestone in digital entertainment. By integrating Boss Productions' content into the “VuMe Super App”, the collaboration promises to offer users an enriched experience with access to live broadcasts, exclusive content, and interactive social media engagements. The synergy between Boss Productions' creative content and the “VuMe Super App's” technological capabilities is poised to elevate the entertainment experience for audiences globally.

For Boss Productions, this partnership offers an unparalleled opportunity to expand its audience reach and showcase its events on a global scale. For TPT Global Tech and :”VuMe”, incorporating Boss Productions' content significantly enhances the VuMe’s appeal, setting a new benchmark in digital entertainment. Together, Boss Productions and TPT Global Tech are redefining the landscape of digital entertainment, promising exciting and innovative experiences for users worldwide.

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Through this partnership, Boss Productions will leverage the VuMe’s advanced features to amplify its event offerings. The app's live broadcasting capability means that events such as "The Show," "Black Vegas," and the "Riviera Maya" International Film Festival can be streamed in real-time to a global audience, breaking geographical barriers and expanding their reach. Additionally, the app's social media functionalities will allow for greater audience engagement, enabling users to interact with the content, share their experiences, and connect with others.

The on-demand feature of the app ensures that Boss Productions' events are accessible anytime and anywhere, providing flexibility and convenience to users. The interactive capabilities of the app, such as voting, commenting, and sharing, will further engage audiences, creating a dynamic and participatory experience.

Comments from the CEOs

Derrick Woods, CEO of Boss Productions, shared their vision for the partnership: "This collaboration with TPT Global Tech and the integration of our content with the VuMe Super App is a game-changer for us. It allows us to bring our events to a global audience in real-time and interact with them in unprecedented ways."

The CEO of TPT Global Tech, Stephen J. Thomas III also commented: "The VuMe Super App is designed to be a leader in digital entertainment, and partnering with Boss Productions is a key step in achieving this. Their exciting event content, combined with our app's capabilities, will offer users a unique and enriched entertainment experience."

A Future of Innovative Entertainment

This strategic partnership marks the beginning of a synergistic relationship between Boss Productions and TPT Global Tech, promising to deliver an enhanced user experience and set new standards in digital entertainment. The strategic partnership is also expected to set a new standard in digital entertainment, offering audiences around the world innovative and engaging experiences through the VuMe Super App.

About Boss Productions

Boss Productions is an entertainment production company that has established itself as a luxury lifestyle brand. They focus on providing quality entertainment and social networking intersections for an emerging, socially dynamic urban demographic. Their commitment is to deliver thought-provoking, original content, and they have developed innovative marketing techniques and groundbreaking projects. Some of their notable projects include "The Show," “Black Vegas” (the Ultimate Urban Weekend Getaway), the “Caribbean Celebrity All-Star Jam” Basketball Weekend, the “Films on I.C.E.” Film Festival, and the “Riviera Maya” International Film Festival, among others.

Additionally, Boss Productions Inc. is known for organizing exceptional events in the entertainment industry. For example, they have hosted a multi-level “Super Star” event series during the BIG GAME WEEKEND in Las Vegas, providing attendees with a 96-hour VIP experience filled with various activities, including parties, live performances, and more.

About TPT Global Tech, Inc.

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

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As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.

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